Exhibit 21.1

Subsidiaries of Palantir Technologies Inc.

Palantir USG, Inc.

Palantir GSC Inc.

Palantir Technologies Geneva Sarl

Palantir Technologies Holdings LLC

Palantir International Inc.

Palantir Italia S.R.L.

Palantir Technologies Singapore Pte. Ltd.

Palantir Technologies New Zealand Limited

Palantir Technologies Australia PTY Ltd.

Palantir Technologies GmbH

Palantir Technologies Canada Inc.

Palantir Technologies Japan, G.K.

Palantir Engineering Israel Ltd.

PTS Sweden AB

Palantir Technologies Mexico S. de R.L. de C.V.

Palantir Tecnologia Do Brasil LTDA

Palantir Technologies Switzerland GmbH

Palantir Technologies Hong Kong Limited

Palantir Technologies Spain SL

Palantir Technologies France SAS

Palantir Technologies Poland Sp. z o.o.

Palantir Technologies Denmark ApS

Palantir Technologies Norway AS

Palantir Technologies U.K., Ltd.

Palantir Shakti Technologies Private Limited

Palantir Technologies Taiwan Limited

Palantir Technologies QFC LLC

Palantir Technologies U.K. - Eagle Ltd.

Palantir Technologies Austria GmbH